Item 77C Treasury Portfolio
Registrant incorporates by reference to its Proxy
Statement filed January4, 2008 (SEC Accession No.
0001193125-08-001722).A Special Meeting of Shareholders
 of the Treasury Portfolio series of Investors Cash Trust
(the "Fund") was held on March 31, 2008 at the
offices of Deutsche Asset Management, 345 Park
 Avenue, New York, NY 10154. The following matters
 were voted upon by the shareholders of said
fund (the resulting votes presented below):
1.	Election of the Board of Trustees of the Fund

Number of Votes:
Trustee
For
Withheld
John W. Ballentine
1,214,544,288.2380
106,239,711.2800
Henry P. Becton, Jr.
1,213,949,035.3680
106,834,964.1500
Dawn-Marie Driscoll
1,213,949,854.5880
106,834,144.9300
Keith R. Fox
1,214,235,179.0580
106,548,820.4600
Paul K. Freeman
1,214,464,308.4780
106,319,691.0400
Kenneth C. Froewiss
1,214,584,603.7480
106,199,395.7700
Richard J. Herring
1,214,520,119.1280
106,263,880.3900
William McClayton
1,214,735,585.0480
106,048,414.4700
Rebecca W. Rimel
1,214,413,386.8480
106,370,612.6700
William N. Searcy, Jr.
1,214,489,645.2380
106,294,354.2800
Jean Gleason Stromberg
1,214,447,602.4380
106,336,397.0800
Robert H. Wadsworth
1,214,446,419.7580
106,337,579.7600
Axel Schwarzer
1,214,718,022.1880
106,065,977.3300

2-A.	Approval of an Amended and Restated Investment Management
Agreement

Number of Votes:
For
Against
Abstain
1,178,225,601.7560
25,575,930.8900
109,547,500.8720

2-B.	Approval of a Subadvisor Approval Policy
Number of Votes:
For
Against
Abstain
1,182,638,801.0260
25,778,930.5400
104,931,301.9520

3.	Approval of a Revised Fundamental Investment Policy regarding
Commodities
Number of Votes:
For
Against
Abstain
1,149,799,935.1560
57,197,554.0900
106,351,544.2720

The Special Meeting of Shareholders was reconvened on May 1, 2008, at which time the following matter was voted upon by the shareholders (the resulting votes are presented below):
4.	Approval of an Amended and Restated Declaration of Trust
Number of Votes:
For
Against
Abstain
1,179,331,484.7460
43,310,208.1600
108,789,508.3120